Exhibits 5 and 23



                                                   November 26, 2002



FirstEnergy Corp.
76 South Main Street
Akron, Ohio  44308

    Re: Registration Statement on Form S-8 of FirstEnergy Corp. Relating to the Issuance of Shares of Common Stock and Deferred Compensation Obligations under the FirstEnergy Corp. Executive Deferred Compensation Plan and the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors (collectively, the "Plans")

Ladies and Gentlemen:

         I have acted as Associate General Counsel to FirstEnergy Corp., an Ohio corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering of up to an additional 200,000 shares (the "Shares") of the Company's Common Stock, par value $0.10 per share, and up to an additional $19,000,000.00 in principal amount of deferred compensation obligations (the "Obligations") to be issued pursuant to the provisions of the Plans. I, or the attorneys under my supervision and control upon whom I have relied, have examined such records, documents, statutes and decisions as I or they have deemed relevant in rendering this opinion.

         Based on the foregoing, I am of the opinion that when:

                  (a) the applicable provisions of the Securities Act and of State securities or "blue sky" laws shall have been complied with, and

                  (b) the Company's Board of Directors shall have duly authorized the issuance of the Shares, and

                  (c the Shares have been duly issued and paid for in an amount not less than par value of $0.10 per share,

the Shares will be validly issued, fully paid and non-assessable; and when:

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                  (a) the applicable provisions of the Securities Act and of
         State securities or "blue sky" laws shall have been complied with, and

                  (b) the Company's Board of Directors shall have duly authorized the issuance of the Obligations pursuant to the provisions of the Plans,

the Obligations will be validly issued, fully paid and non-assessable.

         I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Gary D. Benz, Esq.
                                                     ----------------------

                                                     Gary D. Benz, Esq.


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